EXHIBIT 99.1

Upexi Announces Intent to List SEC-Registered Shares On-Chain via Superstate's Opening Bell

Provides Update on Solana Holdings, Now Totaling 735,692 SOL

TAMPA, FL – June 26, 2025 – Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a brand owner specializing in the development, manufacturing, and distribution of consumer products with diversification into the cryptocurrency space, today announced its intention to tokenize its SEC-registered shares using Opening Bell, an on-chain issuance platform from financial technology firm Superstate.

Opening Bell enables companies to tokenize public equity via blockchain infrastructure, making shares tradable on-chain. This announcement expands upon Upexi’s existing Nasdaq listing and upon official listing may introduce key investor benefits, including:

•	24/7 trading and real-time settlement via crypto-native wallets

•	Global liquidity and broadened investor access without impacting existing shareholder rights

•	Programmable equity compatible with DeFi tools such as staking, automation, and tokenized governance

“Tokenizing Upexi’s shares on Opening Bell reflects our strong conviction in the future of the Solana ecosystem and our commitment to expanding shareholder access through transformative on-chain technology,” said Allan Marshall, CEO of Upexi. “Partnering with Superstate, a leading SEC-registered transfer agent, gives us the trusted foundation to harness Solana’s unmatched speed and scalability for our shares – unlocking new opportunities and driving long-term value for our investors.”

Upexi is the largest Solana treasury company, with a stated mission to acquire and hold as much SOL as possible. Backed by 15 leading digital asset venture firms and led by Allan Marshall, founder of XPO Logistics, Upexi brings deep expertise and strong relationships across both digital assets and traditional finance. As a digital asset treasury platform underpinned by Solana, the leading high-performance blockchain, Upexi seeks to create long-term shareholder value through intelligent capital markets strategies while supporting the broader Solana ecosystem through increased institutional visibility and adoption.

Opening Bell, launched by Superstate in May 2025, is a regulated on-chain issuance platform enabling companies to issue tokenized public equity via blockchain infrastructure making shares available on-chain, initially utilizing Solana. It allows compliant, programmable equity to participate in digital finance ecosystems.

Upexi also today provided an update regarding its SOL holdings. As of June 24, Upexi holds 735,692 SOL, up 8% from the previously disclosed 679,677 SOL on May 28.

About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. The Company has entered the cryptocurrency industry and cash management of assets through a cryptocurrency portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow Upexi on X - https://twitter.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/marshall_a22015

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

About Superstate

Superstate is a financial technology firm reshaping public capital markets. They connect financial assets with crypto capital markets to expand access, improve liquidity, and advance capital formation through on-chain public listings and tokenized investment products. Their offerings include Opening Bell, a platform for compliant on-chain equity listings; USTB, a tokenized fund backed by US Treasuries; and USCC, a tokenized fund optimized for crypto basis exposure. Learn more at superstate.com.

Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email:brian.rudick@upexi.com

Phone: (216) 347-0473

Media Contact:

Gasthalter & Co.

Upexi@gasthalter.com

Investor Relations Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

(212) 896-1254

Upexi@KCSA.com

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